As filed with the Securities and Exchange Commission on April 24, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

OnKure Therapeutics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	47-2309515
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

6707 Winchester Circle, Suite 400

Boulder, Colorado 80301

(720) 307-2892

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Nicholas A. Saccomano

President and Chief Executive Officer

OnKure Therapeutics, Inc.

6707 Winchester Circle, Suite 400

Boulder, CO 80301

(720) 307-2892

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Tony Jeffries

Jennifer Knapp

Phillip McGill

Wilson Sonsini Goodrich & Rosati

Professional Corporation

1155 Canyon Blvd., Suite 400

Boulder, CO 80302

(303) 256-5900

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 24, 2026

PROSPECTUS

OnKure Therapeutics, Inc.

36,144,595 Shares of Class A Common Stock

This prospectus relates to the offer and resale from time to time of up to 36,144,595 shares of our Class A common stock, par value $0.0001 per share (our “common stock”), by the selling stockholders identified in this prospectus, including their transferees, pledgees, donees or their successors in interest, which consist of (i) 26,713,638 outstanding shares of our common stock held by the selling stockholders and (ii) 9,430,957 shares of our common stock issuable upon the exercise of outstanding pre-funded warrants to purchase shares of our common stock. The shares of our common stock and pre-funded warrants to purchase shares of our common stock were issued and sold to the selling stockholders identified in this prospectus in a private placement on March 31, 2026.

The registration of the shares of common stock covered by this prospectus does not mean that the selling stockholders will offer or sell any of their shares. The selling stockholders may sell any, all or none of the securities offered by this prospectus and we do not know when or in what amount the selling stockholders may sell their shares hereunder following the effective date of the registration statement of which this prospectus forms a part. Sales of the shares of common stock by the selling stockholders may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The selling stockholders may sell shares of common stock to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders, the purchasers of the shares, or both. We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sale of the shares of common stock pursuant to this prospectus; however, we are paying the cost of registering the shares of common stock covered by this prospectus as well as various related expenses. The selling stockholders will bear all fees, discounts, concessions or commissions of broker-dealers or agents, and any other expenses incurred in connection with the offering of the shares of common stock by the selling stockholders. See “Plan of Distribution” beginning on page 16 of this prospectus for more information about how the selling stockholders may sell their shares of common stock. Our common stock is listed on the Nasdaq Global Market under the symbol “OKUR.”

We are an “emerging growth company” and a “smaller reporting company” as defined under the federal securities laws, and, as such, may elect to comply with certain reduced public company reporting requirements for this and future filings.

Investing in our securities involves risks. Please carefully read the information under the headings “Risk Factors” beginning on page 5 of this prospectus and “Item 1A – Risk Factors” of our most recent report on Form 10-K or 10-Q that is incorporated by reference in this prospectus before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is    , 2026.

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the selling stockholders may, from time to time, offer and sell shares of common stock described in this prospectus in one or more offerings. We will not receive any proceeds from the sale by the selling stockholders of the securities described in this prospectus.

You should only rely on the information contained in or incorporated by reference into this prospectus (as supplemented and amended). No person has been authorized to give any information or make any representations other than those contained in or incorporated by reference into this prospectus (as supplemented and amended) and, if given or made, such information or representations must not be relied upon as having been authorized by us. Your reliance on any unauthorized information or representation is at your own risk. This prospectus (as supplemented and amended) shall not constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation.

You should read the entire prospectus (as supplemented and amended), as well as the documents incorporated by reference into this prospectus, before making an investment decision. The information contained in this prospectus, and in any supplement or amendment to this prospectus, or the documents incorporated by reference herein and therein, are accurate only as of their respective dates, regardless of the time of delivery of this prospectus, any supplement or amendment to this prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since that date.

-ii-

PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the matters set forth in the section titled “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.

Company Overview

We are a clinical-stage biopharmaceutical company focused on the discovery and development of precision medicines that target biologically validated drivers of cancers and vascular anomalies that are underserved by available therapies. Using a structure-based drug design platform, we are committed to improving clinical outcomes for patients by building a pipeline of small molecule drugs designed to achieve optimal efficacy and tolerability by selectively targeting specific mutations shown to be key drivers of cancer and vascular anomalies. By selectively sparing the wild-type enzyme and preferentially targeting the mutated form of the protein, which is oncogenic and drives disease processes in both cancer and vascular overgrowth syndromes, we aim to discover and develop drugs with improved safety and efficacy by sparing toxicity that arises from non-selective inhibition of the non-mutated (or wild-type) version of the protein. We work under the principle that inhibiting target proteins with specific mutations instead of wild-type variants should enable precise patient selection that will, in turn, improve the probability of clinical success. We designed our current product candidates utilizing disciplined medicinal chemistry, x-ray crystallography and computational chemistry to inhibit specified mutated versions of phosphoinositide 3-kinase alpha, a key disease creating gene.

Corporate Information

We were incorporated under the laws of the State of Delaware in November 2014 as Reneo Pharmaceuticals, Inc. (“Reneo”). On October 4, 2024 (the “Merger Closing Date”), we consummated a merger pursuant to the terms of the Agreement and Plan of Merger, dated as of May 10, 2024 (the “Merger Agreement”), by and among Reneo, Radiate Merger Sub I, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Reneo (“Merger Sub I”), Radiate Merger Sub II, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Reneo, and OnKure, Inc., a Delaware corporation (“Legacy OnKure”). Legacy OnKure was incorporated under the laws of the State of Delaware in March 2011.

Pursuant to the Merger Agreement, on the Merger Closing Date, (i) Reneo effected a reverse stock split of Reneo’s issued common stock at a ratio of 1:10, (ii) Reneo changed its name to “OnKure Therapeutics, Inc.”, (iii) Reneo reclassified all of its common stock as Class A Common Stock or Class B Common Stock, and (iv) Merger Sub I merged with and into Legacy OnKure (the “Merger”), with Legacy OnKure as the surviving company in the Merger and, after giving effect to such Merger, Legacy OnKure became a wholly owned subsidiary of OnKure Therapeutics, Inc. As of the open of trading on October 7, 2024, the Class A Common Stock of the combined company, formerly those of Reneo, began trading on the Nasdaq Global Market under the symbol “OKUR.” Legacy OnKure was subsequently merged into OnKure Therapeutics, Inc.

Our principal executive offices are located at 6707 Winchester Circle, Suite 400, Boulder, CO 80301, and our telephone number is (720) 307-2892.

Our website address is www.onkuretherapeutics.com. The information on, or that can be accessed through, our website is not part of this prospectus, and you should not consider information contained on our website in deciding whether to purchase shares of our common stock. We have included our website address in this prospectus solely as an inactive textual reference.

We use the OnKure logo and other marks as trademarks in the United States and other countries. This prospectus contains references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without a trademark symbol, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other entities’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other entity.

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). We will remain an emerging growth company until the earliest to occur of: the last day of the fiscal year in which we have more than $1.235 billion in annual revenues; the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; the issuance, in any three-year period, by us of more than $1.0 billion in non-convertible debt securities; and the last day of the fiscal year ending after the fifth anniversary of Reneo’s initial public offering (i.e., December 31, 2026).

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We may continue to be a smaller reporting company in any given year if either (i) the market value of our stock held by non-affiliates is less than $250 million as of June 30th in the most recently completed fiscal year, or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million as of June 30th in the most recently completed fiscal year.

Unless expressly indicated or the context requires otherwise, the terms “OnKure,” the “Company,” the “Registrant,” “we,” “us” and “our” in this prospectus refer to OnKure Therapeutics, Inc., the parent entity formerly named Reneo Pharmaceuticals, Inc., after giving effect to the Merger, and as renamed OnKure Therapeutics, Inc.

Private Placement

On March 27, 2026, we entered into a securities purchase agreement with the selling stockholders named in this prospectus, pursuant to which we issued and sold to such selling stockholders in a private placement (i) 26,713,638 shares of common stock, at a purchase price of $4.15 per share, and (ii) pre-funded warrants to purchase 9,430,957 shares of common stock (the “warrant shares”), at a purchase price of $4.1499 per underlying warrant share. The private placement closed on March 31, 2026. The total purchase price paid by the selling stockholders in the private placement was approximately $150.0 million.

Leerink Partners LLC acted as lead placement agent and Evercore Group L.L.C., LifeSci Capital LLC and Oppenheimer & Co. Inc. served as co-placement agents for the private placement.

The pre-funded warrants are exercisable immediately at an exercise price of $0.0001 per warrant share and will not expire until exercised in full. The holders of pre-funded warrants may not exercise a pre-funded warrant if the holder, together with its attribution parties, would beneficially own more than a specified percentage of the number of shares of common stock outstanding immediately after giving effect to such exercise. The holders of pre-funded warrants may increase or decrease such percentages not in excess of 19.99% by providing at least 61 days’ prior notice to us.

In connection with the private placement, we and the selling stockholders also entered into a registration rights agreement, dated March 27, 2026 (the “Registration Rights Agreement”), providing for the registration for resale of the shares of common stock and the warrant shares, pursuant to a registration statement (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”) within 30 days after the closing date of the private placement. We agreed to use reasonable best efforts to have the Registration Statement declared effective at the earliest possible date but no later than the earlier of (i) the 90th calendar day after the date of the Registration Rights Agreement, (ii) the 120th calendar day following the initial filing date of such Registration Statement if the SEC notifies us that it will “review” the Registration Statement and (iii) the 5th business day after the date we are notified (orally or in writing, whichever is earlier) by the SEC that such Registration Statement will not be “reviewed” or will not be subject to further review. We also agreed to keep the Registration Statement continuously effective until the earlier of such date (i) that all shares of common stock and warrant shares covered by the Registration Statement have been sold or (ii) on which the shares of common stock and warrant shares may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect.

THE OFFERING

Common stock registered for sale by selling stockholders	Up to 36,144,595 shares of common stock, consisting of 26,713,638 outstanding shares of our common stock held by the selling stockholders and 9,430,957 shares of our common stock issuable upon the exercise of outstanding pre-funded warrants to purchase shares of our common stock.

Use of proceeds	We will not receive any proceeds from the sale of shares of common stock by the selling stockholders. Upon any exercise of the pre-funded warrants by payment of cash, however, we will receive the exercise price of such pre-funded warrants. See “Use of Proceeds” for additional information.

Offering price	The selling stockholders may sell all or a portion of their shares through public or private transactions at prevailing market prices or at privately negotiated prices. See “Plan of Distribution” for additional information.

Risk factors	You should read the “Risk Factors” section included in or incorporated by reference in this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

Nasdaq Global Market symbol	“OKUR”

RISK FACTORS

An investment in our common stock involves a high degree of risk. Prior to making a decision about investing in our common stock, you should carefully consider the specific risks, uncertainties and assumptions discussed in Part I, Item 1A “Risk Factors” in our most recent Annual Report on Form 10-K and Part II, Item 1A “Risk Factors” in our Quarterly Reports on Form 10-Q, each as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, all of which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, including any information incorporated or deemed to be incorporated by reference herein. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. See the sections titled “Where You Can Find More Information” and “Incorporation by Reference.”

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the information incorporated by reference herein may contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “potentially,” “likely,” and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Such forward-looking statements include statements regarding the intent, belief or current expectations of our management that are subject to known and unknown risks, uncertainties and assumptions. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. Forward-looking statements contained in this prospectus, any prospectus supplement and the information incorporated by reference herein include, but are not limited to, statements about:

•	the ability of our clinical trials to demonstrate safety and efficacy of our product candidates, and other positive results;

•	the beneficial characteristics, and the potential safety, efficacy, and therapeutic effects of our product candidates;

•	our future results of operations and financial position;

•	our ability to obtain funding for our operations, including funding necessary to develop and commercialize our current and future product candidates, subject to regulatory approvals;

•	our cash runway and our ability to extend our operating capital;

•

the initiation, timing, progress and results of our preclinical and clinical activities for OKI-219 OKI-345, OKI-355 and any other product candidates we have or may in the future develop, including the timing of initiation and completion of studies or trials and related preparatory work, the period during which the results of the studies or trials may become available, research development programs, and the announcement of product candidates;

•	the potential of our technologies and our ability to execute on our corporate strategy;

•	expectations regarding the approval and use of our product candidates in combination with other drugs;

•	our expectations regarding the market opportunities for our product candidates and PI3Kα inhibitors generally;

•	our ability to obtain and adequately protect intellectual property rights for our product candidates;

•	our ability to obtain regulatory approval for our product candidates and any related restrictions, limitations and/or warnings in the label of any approved product candidate;

•	expectations regarding our reliance on third parties for the manufacture of our product candidates for clinical trials;

•	our competitive position and the success of competing therapies that are or may become available; and

•	existing regulations and regulatory developments in the United States and other jurisdictions.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

USE OF PROCEEDS

We are filing the registration statement of which this prospectus is a part to permit the selling stockholders to resell shares of our common stock pursuant to this prospectus. We are not selling any securities under this prospectus and we will not receive any proceeds from the sale or other disposition of shares of our common stock held by the selling stockholders. Upon any exercise of the pre-funded warrants by payment of cash, however, we will receive the exercise price of such pre-funded warrants. The selling stockholders will receive all of the proceeds from this offering.

The selling stockholders will pay any discounts, commissions, fees of underwriters, selling brokers or dealer managers and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares of common stock. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including (i) all registration, qualification, and filing fees, printing expenses, and any other fees and expenses associated with filings required to be made with the SEC, FINRA or any other regulatory authority, (ii) all fees and expenses in connection with compliance with or clearing the shares of common stock for sale under any securities or “Blue Sky” laws, (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses, and (iv) all fees and disbursements of our counsel and of all independent certified public accountants of the Company (including the expenses of any special audit and cold comfort letters required by or incident to such performance).

SELLING STOCKHOLDERS

This prospectus relates to the possible resale by certain of our stockholders, whom we refer to in this prospectus as the “selling stockholders,” of up to 36,144,595 shares of common stock, which consist of (i) 26,713,638 outstanding shares of our common stock held by the selling stockholders and (ii) 9,430,957 shares of our common stock issuable upon the exercise of outstanding pre-funded warrants to purchase shares of our common stock that are held by the selling stockholders. The pre-funded warrants are exercisable at any time after their original issuance and will not expire. We cannot predict when or whether any of the selling stockholders will exercise their pre-funded warrants. See “Prospectus Summary—Private Placement.”

The pre-funded warrants provide that a holder of pre-funded warrants does not have the right to exercise pre-funded warrants if such holder, together with its attribution parties, would beneficially own more than a specified percentage of the number of shares of common stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”). The holders of the pre-funded warrants may increase or decrease their Beneficial Ownership Limitation not in excess of 19.99% by providing at least 61 days’ prior notice to us. Throughout this prospectus, when we refer to the shares of common stock that may be offered under this prospectus, we are referring to the outstanding shares of our common stock and the shares issuable upon the exercise of outstanding pre-funded warrants without giving effect to the Beneficial Ownership Limitation.

The following table provides the names of the selling stockholders and the number of shares of our common stock offered by such selling stockholders under this prospectus. The selling stockholders listed below have previously been granted registration rights with respect to the shares offered hereby pursuant to the Registration Rights Agreement. The shares offered by this prospectus may be offered from time to time by the selling stockholders listed below. The selling stockholders are not obligated to sell any of their shares offered by this prospectus, and reserve the right to accept or reject, in whole or in part, any proposed sale of shares. The selling stockholders are not making any representation that any shares covered by this prospectus will or will not be offered for sale. The selling stockholders may sell all, some or none of the shares of common stock subject to this prospectus. See “Plan of Distribution” as may be supplemented and amended from time to time.

The number of shares and percentages of beneficial ownership set forth below are based on 40,395,480 shares of our common stock outstanding as of April 1, 2026. Beneficial ownership is determined under the SEC rules and regulations and generally includes voting or investment power over securities. We have prepared the table based on information given to us by, or on behalf of, the selling stockholders.

The number of shares of common stock set forth below for each selling stockholder includes (i) all shares of our common stock beneficially held by such selling stockholder as of April 1, 2026, excluding shares issuable upon the exercise of outstanding pre-funded warrants above the Beneficial Ownership Limitation, (ii) the number of shares of our common stock that may be offered under this prospectus, and (iii) the number and percentage of our common stock beneficially owned by the selling stockholders assuming all of the shares of our common stock registered hereunder are sold. The table below and footnotes assume that the selling stockholders will sell all of the offered shares listed. However, because the selling stockholders may sell all or some of their shares under this prospectus from time to time, or in another permitted manner, we cannot assure you as to the actual number of shares that will be sold by the selling stockholders or that will be held by the selling stockholders after completion of any sales.

Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to Offering		Number of Shares of Common Stock Being Offered (1)	Number of Shares of Common Stock to be Beneficially Owned After Offering (2)
	Number	Percentage	Number	Number	Percentage
AI Biotechnology LLC (3)	9,091,533	19.99%	9,638,554	—	—
Entities associated with Acorn Bioventures (4)	3,924,037	9.71%	1,084,363	2,839,674	5.70%
Adage Capital Partners L.P. (5)	1,204,819	2.98%	1,204,819	—	—
Entities associated with ADAR1 Capital Management (6)	2,434,941	6.03%	1,445,783	989,158	1.99%
Affinity Healthcare Fund, LP (7)	240,963	*	240,963	—	—
Entities associated with BVF Partners L.P. (8)	1,978,972	4.90%	4,126,506	—	—
Coastlands Capital Partners LP (9)	1,978,972	4.90%	2,409,638	—	—
Foresite Capital Fund VI LP (10)	1,445,783	3.58%	1,445,783	—	—
Logos Opportunities Fund V LP (11)	963,855	2.39%	963,855	—	—
Atlas Private Holdings (Cayman) Ltd. (12)	240,963	*	240,963	—	—
DV Trading, LLC (13)	240,963	*	240,963	—	—
Entities associated with Prosight Management, LP (14)	1,840,704	4.56%	963,855	876,849	1.76%
RA Capital Healthcare Fund, L.P. (15)	3,998,333	9.90%	4,126,506	—	—
Entities associated with Sio Capital Management (16)	240,963	*	240,963	—	—
Stepstone Master G, L.P. (17)	2,660,612	6.59%	2,168,674	491,938	*
The Summit Investment Group LLC (18)	60,240	*	60,240	—	—
Trails Edge Biotechnology Master Fund, LP (19)	2,409,638	5.97%	2,409,638	—	—
Entities associated with Vestal Point Capital (20)	1,839,819	4.55%	1,204,819	635,000	1.27%
Entities associated with Vivo Opportunity Fund (21)	1,927,710	4.77%	1,927,710	—	—

*	Indicates beneficial ownership of less than 1% of the total outstanding common stock.
(1)

The number of shares of our common stock in the column “Number of Shares of Common Stock Being Offered” represents all of the shares of our common stock that a selling stockholder may offer and sell from time to time under this prospectus.

(2)

We do not know when or in what amounts a selling stockholder may offer shares of common stock for sale. The selling stockholders might not sell any or might sell all of the shares offered by this prospectus. Because the selling stockholders may offer all or some of the shares of common stock pursuant to this offering, and because, except as set forth elsewhere in this prospectus, there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares of common stock, we cannot estimate the number of shares of common stock that will be held by the selling stockholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholders.

(3)

The “Number of Shares of Common Stock Beneficially Owned Prior to Offering” consists of (i) 3,998,333 shares of common stock purchased by AI Biotechnology LLC (“AIB”) in the private placement and (ii) 5,093,200 shares of common stock issuable upon the partial exercise of a pre-funded warrant to purchase common stock for $0.0001 per share purchased by AIB in the private placement. The pre-funded warrant is only exercisable to the extent that after giving effect or immediately prior to such exercise the holder thereof, its affiliates and any persons who are members of a Section 13(d) group with the holder and its affiliates would beneficially own in the aggregate, for purposes of Rule 13d-3 under the Exchange Act, no more than the 9.99% Beneficial Ownership Limitation. By written notice to us, the holder may from time to time increase or decrease the Beneficial Ownership Limitation applicable to that holder to any other percentage not in excess of 19.99%. As of April 1, 2026, and pursuant to the Beneficial Ownership Limitation, 41,301 shares of common stock are issuable at any time or times upon the partial exercise of the pre-funded warrant and 5,051,899 shares of common stock are issuable upon the partial exercise of the pre-funded warrant, if AIB delivered notice to us to increase the Beneficial Ownership Limitation to 19.99% (such notice not to be effective until the sixty-first day after the date such notice is delivered). Access Industries Holdings LLC (“AIH”) directly controls all of the outstanding voting interest in AIB. Access Industries Management, LLC (“AIM”) controls AIH. Len Blavatnik controls AIM and holds a majority of the outstanding voting interests in AIH. Each of Len Blavatnik, AIM and AIH may be deemed to have voting and investment power over the shares held by AIB and disclaims beneficial ownership of such shares. Dr. Liam Ratcliffe, who is currently employed by Access Industries, Inc., an affiliate of AIB, as its Head of Biotechnology, serves on our board of directors. The address of each of AIB, AIM, AIH and Len Blavatnik is c/o Access Industries, Inc., 40 West 57th Street, 28th Floor, New York, NY 10019.
(4)

Based on information taken from Schedule 13G filed on April 1, 2026. Consists of (i) 1,709,944 shares of common stock held by Acorn Bioventures, L.P. prior to the private placement, (ii) 144,581 shares of common stock issuable upon the exercise of a pre-funded warrant to purchase common stock for $0.0001 per share purchased by Acorn Bioventures, L.P. in the private placement, (iii) 1,129,730 shares of common stock held by Acorn Bioventures 2, L.P. prior to the private placement, and (iv) 939,782 shares of common stock issuable upon the exercise of a pre-funded warrant to purchase common stock for $0.0001 per share purchased by Acorn Bioventures 2, L.P. in the private placement. The pre-funded warrants are only exercisable to the extent that after giving effect or immediately prior to such exercise the holders thereof, their affiliates and any persons who are members of a Section 13(d) group with the holders or their affiliates would beneficially own in the aggregate, for purposes of Rule 13d-3 under the Exchange Act, no more than the 9.9% Beneficial Ownership Limitation. By written notice to us, the holder may from time to time increase or decrease the Beneficial Ownership Limitation applicable to that holder to any other percentage not in excess of 19.99%. Any such increase will not be effective until the 61st day after such notice is delivered to us. Acorn Capital Advisors, GP, LLC (“Acorn GP”) is the general partner of Acorn Bioventures, L.P. Acorn GP has discretionary authority to vote and dispose of the shares held by Acorn Bioventures, L.P. and, accordingly, Acorn GP may be deemed to have beneficial ownership of such shares. Acorn Capital Advisors, GP 2, LLC (“Acorn GP 2”) is the general partner of Acorn Bioventures 2, L.P. Acorn GP 2 has discretionary authority to vote and dispose of the shares held by Acorn Bioventures 2, L.P. and, accordingly, Acorn GP 2 may be deemed to have beneficial ownership of such shares. Anders Hove is the manager of Acorn GP and Acorn GP 2, in his capacity as such, may be deemed to beneficially own the shares held by Acorn Bioventures, L.P. and Acorn Bioventures 2, L.P. Each of Acorn GP, Acorn GP 2, and Dr. Hove disclaim beneficial ownership of the shares held by Acorn Bioventures, L.P. and Acorn Bioventures 2, L.P., except to the extent of their respective pecuniary interests therein. The business address for these persons is 420 Lexington Avenue, Suite 2626, New York, NY 10170.

(5)

Consists of 1,204,819 shares of common stock purchased by Adage Capital Partners, L.P. in the private placement. Bob Atchinson and Phillip Gross are the managing members of Adage Capital Advisors, L.L.C., which is the managing member of Adage Capital Partners GP, L.L.C., which is the general partner of Adage, and each such person or entity, as the case may be, has shared voting and/or investment power over the securities held by Adage Capital Partners, L.P. and may be deemed the beneficial owner of such shares, and each such person or entity, as the case may be, disclaims beneficial ownership of such securities except to the extent of their respective pecuniary interest therein. The address of each of the entities listed above is 200 Clarendon Street, 52nd Floor, Boston, MA 02116.

(6)

Consists of (i) 1,269,827 shares of common stock purchased by ADAR1 Partners, L.P. in the private placement, (ii) 768,602 shares of common stock held by ADAR1 Partners, L.P. prior to the private placement, (iii) 175,956 shares of common stock purchased by Spearhead Insurance Solutions IDF, LLC – Series ADAR1 in the private placement, (iv) 119,064 shares of common stock held by Spearhead Insurance Solutions IDF, LLC – Series ADAR1 prior to the private placement and (v) 101,492 shares of common stock held by separately managed accounts prior to the private placement. As the investment manager of ADAR1 Partners, LP and as the sub-advisor of Spearhead Insurance Solutions IDF, LLC – Series ADAR1 and the separately managed accounts referenced above, ADAR1 Capital Management, LLC may be deemed to indirectly beneficially own the Class A Common Stock held by ADAR1 Partners, LP, Spearhead Insurance Solutions IDF, LLC – Series ADAR1 and the separately managed accounts. As the general partner of ADAR1 Partners, LP, ADAR1 Capital Management GP, LLC may be deemed to indirectly beneficially own the Class A Common Stock held by ADAR1 Partners, LP. As the manager of ADAR1 Capital Management, LLC, and ADAR1 Capital Management GP, LLC, Daniel Schneeberger may be deemed to indirectly beneficially own the Class A Common Stock held by ADAR1 Partners, LP, Spearhead Insurance Solutions IDF, LLC – Series ADAR1 and the separately managed accounts referenced above. The address for ADAR1 Partners, LP, ADAR1 Capital Management, LLC, ADAR1 Capital Management GP, LLC, and Daniel Schneeberger is 3503 Wild Cherry Drive, Building 9, Austin, Texas 78738. The address for Spearhead Insurance Solutions IDF, LLC – Series ADAR1 is 3828 Kennett Pike, Suite 202, Greenville, Delaware 19807.
(7)

Consists of 240,963 shares of common stock purchased by Affinity Healthcare Fund L.P. in the private placement. Affinity Asset Advisors, LLC is the investment manager of Affinity Healthcare Fund L.P., and Michael Cho may be deemed to indirectly beneficially own the securities directly held by Affinity Healthcare Fund L.P. The address of Affinity Healthcare Fund L.P., Affinity Asset Advisors, LLC and Mr. Cho is 450 Park Avenue, Suite 1403, New York, NY 10022.

(8)

Consists of (i) 1,058,152 shares of common stock purchased in the private placement by Biotechnology Value Fund, L.P. (“BVF”), (ii) 772,587 shares of common stock purchased in the private placement by Biotechnology Value Fund II, L.P. (“BVF2”), (iii) 119,098 shares of common stock purchased in the private placement by Biotechnology Value Trading Fund OS LP (“Trading Fund OS”), and (vi) 29,135 shares of common stock purchased in the private placement by MSI BVF SPV, LLC (“MSI”). Each of the pre-funded warrants to purchase common stock for $0.0001 per share purchased by BVF, BVF2, Trading Fund OS and MSI in the private placement are only exercisable to the extent that after giving effect or immediately prior to such exercise the holders thereof, their affiliates and any persons who are members of a Section 13(d) group with the holders and their affiliates would beneficially own in the aggregate, for purposes of Rule 13d-3 under the Exchange Act, no more than the 4.9% Beneficial Ownership Limitation. By written notice to us, the holder may from time to time increase or decrease the Beneficial Ownership Limitation applicable to that holder to any other percentage not in excess of 19.99%. As a result of such Beneficial Ownership Limitation, the number of shares beneficially owned and listed under “Number of Shares of Common Stock Beneficially Owned Prior to Offering” does not include (i) 1,148,281 shares of common stock issuable upon the exercise of the pre-funded warrants held by BVF, (ii) 838,393 shares of common stock issuable upon the exercise of the pre-funded warrants held by BVF2, (iii) 129,243 shares of common stock issuable upon the exercise of the pre-funded warrants held by Trading Fund OS, and (iv) 31,617 shares of common stock issuable upon the exercise of the pre-funded warrants held by MSI. BVF, BVF2, Trading Fund OS and MSI are collectively referred to as the BVF Entities. BVF I GP LLC, or BVF GP, as the general partner of BVF, may be deemed to beneficially own the securities beneficially owned by BVF. BVF II GP LLC, or BVF2 GP, as the general partner of BVF2, may be deemed to beneficially own the securities beneficially owned by BVF2. BVF Partners OS Ltd., or Partners OS, as the general partner of Trading Fund OS, may be deemed to beneficially own the securities beneficially owned by Trading Fund OS. BVF GP Holdings LLC, or BVF GPH, as the sole member of each of BVF GP and BVF2 GP, may be deemed to beneficially own the securities beneficially owned in the aggregate by BVF and BVF2. BVF Partners L.P., or Partners, as the investment manager of BVF, BVF2, Trading Fund OS and MSI, and the sole member of Partners OS, may be deemed to beneficially own the securities beneficially owned in the aggregate by BVF, BVF2, Trading Fund OS and MSI. BVF Inc., as the general partner of Partners, may be deemed to beneficially own the securities beneficially owned by Partners. Mark Lampert, as a director and officer of BVF Inc., may be deemed to beneficially own the securities beneficially owned by BVF Inc. Each of BVF GP, BVF2 GP, Partners OS, BVF GPH, Partners and Mark N. Lampert disclaims beneficial ownership of securities beneficially owned by the BVF Entities. The address of each of the entities listed above is 44 Montgomery Street, Suite 4000, San Francisco, CA 94104.

(9)

Consists of 1,978,972 shares of common stock purchased by Coastlands Capital Partners LP (“Coastlands Capital”) in the private placement. The pre-funded warrant to purchase common stock for $0.0001 per share purchased by Coastlands Capital in the private placement is only exercisable to the extent that after giving effect or immediately prior to such exercise the holder thereof, its affiliates and any persons who are members of a Section 13(d) group with the holder and its affiliates would beneficially own in the aggregate, for purposes of Rule 13d-3 under the Exchange Act, no more than the 4.9% Beneficial Ownership Limitation. By written notice to us, the holder may from time to time increase or decrease the Beneficial Ownership Limitation applicable to that holder to any other percentage not in excess of 19.99%. As a result of such Beneficial Ownership Limitation, the number of shares beneficially owned and listed under “Number of Shares of Common Stock Beneficially Owned Prior to Offering” does not include 430,666 shares of common stock issuable upon the exercise of the pre-funded warrant. Coastlands Capital LP is the investment adviser to Coastlands Capital, and Coastlands Capital GP LLC (“Coastlands GP”) is the general partner of Coastlands Capital. Coastlands Capital LLC (the “General Partner”, and together with Coastlands Capital, Coastlands Capital LP and Coastlands GP, the “Coastlands Entities”) is the general partner of Coastlands Capital. Matthew D. Perry is the control person of the Coastlands Entities. The Coastlands Entities and Mr. Perry each disclaim membership in a group. The Coastlands Entities and Mr. Perry also each disclaim beneficial ownership of the shares of Common Stock except to the extent of such entity or person’s pecuniary interest therein. The address and principal office of the Coastlands Entities and Mr. Perry is 601 California St., Suite 1210, San Francisco, CA 94108.
(10)

Consists of 1,445,783 shares of common stock purchased by Foresite Capital Fund VI LP (“Fund VI”) in the private placement. Foresite Capital Management VI LLC (“FCM VI”) is the general partner of Fund VI. James Tananbaum is the sole managing member of FCM VI and may therefore be deemed to have sole voting and investment power over shares held by Fund VI. Mr. Tananbaum disclaims beneficial ownership of these shares except to the extent of his pecuniary interests therein. The principal business address of Foresite Capital is 9200 Sunset Boulevard, Suite 515, West Hollywood, CA 90069.

(11)

Consists of 963,855 shares of common stock purchased by Logos Opportunities Fund V LP in the private placement. Logos Opportunities V GP LLC (“GP V”) is the general partner of Logos Opportunities Fund V LP and may be deemed to have beneficial ownership of these shares. Arsani William and Graham Walmsley are the members of GP V. Mr. William and Mr. Walmsley each disclaim beneficial ownership of these shares except to the extent of his pecuniary interest therein. The principal business address of Logos Opportunities Fund V LP is 1 Letterman Drive, C3-350, San Francisco, CA 94129.

(12)

Consists of 240,963 shares of common stock purchased by Atlas Private Holdings (Cayman) Ltd. in the private placement. Balyasny Asset Management L.P. is the investment adviser of Atlas Private Holdings (Cayman) Ltd. Dmitry Balyasny, via intermediate entities, manages Balyasny Asset Management L.P. and has voting and investment control over the securities being registered under this registration statement. The address for Atlas Private Holdings (Cayman) Ltd. and Balyasny Asset Management L.P. is 444 West Lake Street, 50th Floor, Chicago, IL 60606.

(13)

Consists of 240,963 shares of common stock purchased by DV Trading, LLC in the private placement. DV Group, LLC is the sole and direct parent to DV Trading, LLC. Richard J. Horgan is the Chief Financial Officer of DV Trading, LLC. The address of the entities referenced in this footnote is 425 S Financial Place, Suite 2800, Chicago, IL 60605.

(14)

Consists of (i) 42,962 shares of common stock purchased by Prosight Fund, LP (“Prosight Fund”) in the private placement, (2) 214,986 shares of common stock purchased by Prosight Plus Fund, LP (“Prosight Plus Fund”) in the private placement, (iii) 18,904 shares of common stock purchased by West Tower Partners, SPC in the private placement, (iv) 133,967 shares of common stock purchased by Belmont Harbor Master Fund, LP in the private placement, (v) 553,036 shares of common stock purchased by certain separate accounts managed (the “Managed Accounts”) in the private placement, (vi) 41,640 shares of common stock held by Prosight Fund prior to the private placement, (vii) 195,130 shares of common stock held by Prosight Plus Fund prior to the private placement, and (viii) 640,079 shares of common stock held by the Managed Accounts prior to the private placement. Each of Prosight Management, LP (“Prosight Management”), Prosight Partners, LLC (“Prosight Partners”) and W. Lawrence Hawkins has shared voting and dispositive power over all of such shares. Prosight Management is the general partner and investment manager of, and may be deemed to indirectly beneficially own securities owned by, Prosight Fund and Prosight Plus Fund. Prosight Management is a sub-advisor for the Managed Accounts and may be deemed to indirectly beneficially own securities owned by the Managed Accounts. Prosight Partners is the general partner of, and may be deemed to beneficially own, securities beneficially owned by Prosight Management. Mr. Hawkins is the sole manager of, and may be deemed to beneficially own securities beneficially owned by, Prosight Partners. Prosight Fund disclaims beneficial ownership of the shares of common stock held by each of the Managed Accounts, Prosight Plus Fund and Mr. Hawkins. Prosight Plus Fund disclaims beneficial ownership of the shares of common stock held by each of the Managed Accounts, Prosight Fund, and Mr. Hawkins. Mr. Hawkins disclaims beneficial ownership of the shares of common stock held by each of the Managed Accounts, Prosight Fund and Prosight Plus Fund. The address for each of the foregoing named persons is c/o Prosight Management, LP, 5956 Sherry Lane, Suite 1365, Dallas, Texas 75225.
(15)

Consists of 3,998,333 shares of common stock purchased by RA Capital Healthcare Fund, L.P. (“RACHF”) in the private placement. The pre-funded warrant to purchase common stock for $0.0001 per share purchased by RACHF in the private placement is only exercisable to the extent that after giving effect or immediately prior to such exercise the holder thereof, its affiliates and any persons who are members of a Section 13(d) group with the holder and its affiliates would beneficially own in the aggregate, for purposes of Rule 13d-3 under the Exchange Act, no more than the 9.9% Beneficial Ownership Limitation. By written notice to us, the holder may from time to time increase or decrease the Beneficial Ownership Limitation applicable to that holder to any other percentage not in excess of 19.99%. As a result of such Beneficial Ownership Limitation, the number of shares beneficially owned and listed under “Number of Shares of Common Stock Beneficially Owned Prior to Offering” does not include 128,173 shares of common stock issuable upon the exercise of the pre-funded warrant. RA Capital Management, L.P. (“RACM”) is the investment manager for RACHF. The general partner of RACM is RA Capital Management GP, LLC, of which Peter Kolchinsky and Rajeev Shah are the managing members. Each of RACM., RA Capital Management GP, LLC, Mr. Kolchinsky and Mr. Shah may be deemed to have voting and investment power over the securities held by RACHF. RACM, RA Capital Management GP, LLC, Mr. Kolchinsky and Mr. Shah disclaim beneficial ownership of such securities, except to the extent of any pecuniary interest therein. The principal business address of the persons and entities listed above is 200 Berkeley Street, 18th Floor, Boston, MA 02116.

(16)

Consists of (i) 138,503 shares of common stock purchased by Sio Partners LP in the private placement and (ii) 102,460 shares of common stock purchased by Sio Partners Offshore Ltd. in the private placement. Sio Capital Management, LLC (“Sio Management”) is the investment manager of Sio Partners LP (“Sio Partners”) and Sio Partners Offshore Ltd. (“Offshore”), and Michael Castor is the sole owner and Managing Member of Sio Management. Sio Management and Mr. Castor may be deemed to beneficially own the securities held by Partners and Offshore. Sio GP LLC is the General Partner of Sio Partners. Each of Sio Capital Management LLC, Sio GP LLC, and Michael Castor disclaims beneficial ownership over the securities held of record by the selling stockholders, except to the extent of its or his pecuniary interest therein. The business address of each of the foregoing entities and persons is c/o Sio Capital Management, LLC, 600 Third Avenue, 2nd Floor, New York, NY 10016.

(17)

Consists of (i) 2,168,674 shares of common stock purchased by StepStone Master G, L.P. (“Master G”) in the private placement and (ii) 491,938 shares of common stock held by Master G prior to the private placement. StepStone VC MI-G GP, LLC (“MI-G GP”) is the general partner of Master G. StepStone Group LP (“StepStone”) is the investment manager of Master G. StepStone Group Holdings LLC (“StepStone Group Holdings”) is the general partner of StepStone and the sole managing member of MI-G GP. StepStone Group Inc. is the sole managing member of StepStone Group Holdings. Each of MI-G GP and StepStone may be deemed to have shared voting and dispositive power over the shares held by Master G. Each of MI-G GP, StepStone, StepStone Group Holdings and StepStone Group Inc. disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein. The business address of each of the foregoing entities is 4225 Executive Square, Suite 1600, La Jolla, CA 92037.

(18)

Consists of 60,240 shares of common stock purchased by The Summit Investment Group LLC in the private placement. Michael Basile is the natural control person of The Summit Investment Group LLC and as such may be deemed to beneficially the securities held by The Summit Investment Group LLC. The address of The Summit Investment Group LLC is 3207 Plantation Dr. Dorado, PR 00646.

(19)

Consists of 2,409,638 shares of common stock purchased by Trails Edge Biotechnology Master Fund, LP (“Trails Edge Biotechnology”) in the private placement. Trails Edge Capital Partners, LP (“Trails Edge Capital”), as the investment manager to Trails Edge Biotechnology, may be deemed to beneficially own these securities. Ortav Yehudai, as the Chief Investment Officer of Trails Edge Capital, exercises voting and investment discretion with respect to these securities and as such may be deemed to beneficially own such securities. The address of these funds and persons is 3445 Peachtree Road NE, Suite 900, Atlanta, GA 30326.
(20)

Consists of (i) 615,308 shares of common stock purchased by Vestal Point Master Fund, LP in the private placement, (ii) 589,511 shares of common stock purchased by accounts separately managed by Vestal Point Capital, LP in the private placement, (iii) 323,686 shares held by Vestal Point Master Fund, LP prior to the private placement and (iv) 311,314 shares held by accounts separately managed by Vestal Point Capital, LP prior to the private placement. The sole general partner of Vestal Point Master Fund, LP is Vestal Point Partners GP, LLC. The managing member of Vestal Point Partners GP, LLC is Ryan Wilder. The sole general partner of Vestal Point Capital, LP is Vestal Point Capital, LLC. The managing member of Vestal Point Capital, LLC is Mr. Wilder. As a result, Mr. Wilder may be deemed to have voting and investment power over the securities held by Vestal Point Master Fund, LP and the accounts separately managed by Vestal Point Capital, LP. Mr. Wilder disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest therein. The address of these entities and Mr. Wilder is c/o Vestal Point Capital, LP, 632 Broadway, Suite 602, New York, NY 10012.

(21)

Consists of (i) 176,853 shares of common stock purchased by Vivo Opportunity Cayman Fund, L.P. in the private placement and (ii) 1,750,857 shares of common stock purchased by Vivo Opportunity Fund Holdings, L.P. in the private placement. Vivo Opportunity Cayman, LLC is the General Partner of Vivo Opportunity Cayman Fund, L.P. and Kevin Dai, Gaurav Aggarwal, Frank Kung and Shan Fu are managing members of Vivo Opportunity Cayman, LLC. They may be deemed to share voting, investment and dispositive power over the shares held by Vivo Opportunity Cayman Fund, L.P. Vivo Opportunity, LLC is the general partner of Vivo Opportunity Fund Holdings, L.P. Kevin Dai, Gaurav Aggarwal, Frank Kung and Shan Fu are the managing members of Vivo Opportunity, LLC and may be deemed to share voting, investment and dispositive power over the shares held by Vivo Opportunity Fund Holdings, L.P. The address of the entities referenced in this footnote is 192 Lytton Avenue, Palo Alto, CA 94301.

Relationships with Selling Stockholders

As discussed in greater detail above under the section titled “Prospectus Summary – Private Placement,” on March 27, 2026, we entered a securities purchase agreement with the selling stockholders pursuant to which we issued and sold shares of common stock and pre-funded warrants to the selling stockholders and agreed with the selling stockholders to file a Registration Statement to enable the resale of the shares of common stock and warrant shares.

The securities purchase agreement also provides AIB with the right to designate a nominee to serve as a director on our board of directors, subject to AIB continuing to own at least 50% of the securities it purchased in the private placement. Liam Ratcliffe was elected to our board of directors pursuant to such director designation right granted to AIB.

Except as discussed above, none of the selling stockholders nor any persons having control over such selling stockholders have held any position or office with us or our affiliates within the last three years nor has had a material relationship with us or any of our predecessors or affiliates within the past three years, other than as a result of the ownership of our shares or other securities.

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	distributions to members, partners, stockholders or other equityholders of the selling stockholders;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales and settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling stockholders for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the pre-funded warrants by payment of cash, however, we will receive the exercise price of the pre-funded warrants.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or another available exemption from the registration requirements under the Securities Act.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act (it being understood that the selling stockholders shall not be deemed to be underwriters solely as a result of their participation in this offering). Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to use commercially reasonable efforts to cause the registration statement of which this prospectus constitutes a part to become effective and to remain continuously effective until the earlier of: (i) the date on which the selling stockholders shall have resold or otherwise disposed of all the shares covered by this prospectus and (ii) the date on which the securities covered by this prospectus no longer constitute “Registrable Securities” as such term is defined in the Registration Rights Agreement, such that they may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations and without current public information pursuant to Rule 144 under the Securities Act or any other rule of similar effect.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Boulder, CO. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of OnKure Therapeutics, Inc. as of December 31, 2025 and 2024, and for each of the years in the two year period ended December 31, 2025, incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the December 31, 2025 consolidated financial statements contains an explanatory paragraph that states that the Company’s recurring losses and negative cash flows from operations raise substantial doubt about the entity’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. We make available, free of charge, through our investor relations website, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, statements of changes in beneficial ownership of securities and amendments to those reports and statements as soon as reasonably practicable after they are filed with the SEC. The address for our website is https://onkuretherapeutics.com. The contents on our website are not part of this prospectus, and the reference to our website does not constitute incorporation by reference into this prospectus of the information contained at that site.

This prospectus is part of a registration statement that we filed with the SEC and does not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities that we are offering. Forms of any documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or under cover of a Current Report on Form 8-K and incorporated in this prospectus by reference. Statements in this prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters. You can obtain a copy of the registration statement from the SEC’s website.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information), after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement, as well as subsequent to the effectiveness of the registration statement, until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:

•	our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 12, 2026;

•	our Current Report on Form 8-K filed with the SEC on March 30, 2026; and

•

the description of our capital stock contained in Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 12, 2026, including any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by making a written or oral request at the following address and telephone number:

OnKure Therapeutics, Inc.

6707 Winchester Circle, Suite 400

Boulder, CO 80301

Attn: Investor Relations

(720) 307-2892

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth fees and expenses to be paid by us in connection with the issuance and distribution of the securities being registered, other than discounts and commissions to be paid to agents or underwriters. All amounts shown are estimates except for the SEC registration fee.

Amount to be Paid ($)
SEC registration fee	24,308.94
Legal fees and expenses	300,000
Accounting fees and expenses	27,500
Miscellaneous fees and expenses	30,000
Total	381,808.94

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (“DGCL”) authorizes a corporation to indemnify its directors and officers against liabilities arising out of actions, suits and proceedings to which they are made or threatened to be made a party by reason of the fact that they have served or are currently serving as a director or officer to a corporation. The indemnity may cover expenses (including attorneys’ fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with any such action, suit or proceeding. Section 145 permits corporations to pay expenses (including attorneys’ fees) incurred by directors and officers in advance of the final disposition of such action, suit or proceeding. In addition, Section 145 provides that a corporation has the power to purchase and maintain insurance on behalf of its directors and officers against any liability asserted against them and incurred by them in their capacity as a director or officer, or arising out of their status as such, whether or not the corporation would have the power to indemnify the director or officer against such liability under Section 145.

We have adopted provisions in our charter that eliminate or limit the personal liability of our directors to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended. Consequently, a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any unlawful payments related to dividends or unlawful stock purchases, redemptions or other distributions; or

•	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission.

In addition, our bylaws provide that:

•

we will indemnify our directors, officers and, in the discretion of our board of directors, certain employees to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended; and

•

we will advance expenses, including attorneys’ fees, to our directors and, in the discretion of our board of directors, to our officers and certain employees, in connection with legal proceedings relating to their service for or on our behalf, subject to limited exceptions.

We have entered into separate indemnification agreements with our directors and officers that may be broader than the specific indemnification provisions contained in the DGCL. We have entered into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our amended and restated certificate of incorporation. Our amended and restated bylaws also permit us to maintain insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We have obtained a policy of director’s and officer’s liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of directors and officers for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

The Registration Rights Agreement includes customary provisions regarding payment of fees and expenses, indemnification and payment of liquidated damages in certain circumstances if we fail to meet specified filing or effectiveness deadlines or if the registration statement that includes this prospectus is otherwise unavailable for resales.

Item 16. Exhibits

Exhibit Number	Exhibit Description	Incorporation by Reference
		Form	Exhibit Number	Filing Date	Filed Herewith

3.1	Amended and Restated Certificate of Incorporation	8-K	3.2	10/8/2024

3.2	Amended and Restated Bylaws	8-K	3.3	10/8/2024

4.1	Description of Capital Stock of the Registrant	10-K	4.2	3/12/2026

4.2	Form of Pre-Funded Warrant	8-K	4.1	3/30/2026

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation				X

10.1	Form of Securities Purchase Agreement	8-K	10.1	3/30/2026

10.2	Form of Registration Rights Agreement	8-K	10.2	3/30/2026

23.1	Consent of Independent Registered Accounting Firm				X

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in the opinion filed as Exhibit 5.1 to this Registration Statement)				X

24.1	Power of Attorney (included on the signature page to this Registration Statement)				X

107	Filing Fee Table				X

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) that, for the purpose of determining liability under the Securities Act to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado, on April 24, 2026.

ONKURE THERAPEUTICS, INC.

By:	/s/ Nicholas A. Saccomano
Nicholas A. Saccomano
Chief Executive Officer, President and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Nicholas A. Saccomano and Jason Leverone, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully for all intents and purposes as they, he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Nicholas A. Saccomano	President, Chief Executive Officer and Director (Principal Executive Officer)	April 24, 2026
Nicholas A. Saccomano

/s/ Jason Leverone	Chief Financial Officer (Principal Financial and Accounting Officer)	April 24, 2026
Jason Leverone

/s/ R. Michael Carruthers	Director	April 24, 2026
R. Michael Carruthers

/s/ Michael Grey	Director	April 24, 2026
Michael Grey

/s/ Valerie M. Jansen	Director	April 24, 2026
Valerie M. Jansen

/s/ Isaac Manke	Director	April 24, 2026
Isaac Manke

/s/ Edward T. Mathers	Director	April 24, 2026
Edward T. Mathers

/s/ Andrew Phillips	Director	April 24, 2026
Andrew Phillips

/s/ Liam Ratcliffe	Director	April 24, 2026
Liam Ratcliffe